                                                                 EXHIBIT 3.1(i)

          CERTIFICATE OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES
                 AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER
               SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR
                 RESTRICTIONS THEREOF, OF SERIES H CONVERTIBLE
                                PREFERRED STOCK

                                       OF

                                    TW INC.

                               ------------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                              -------------------

          TW INC. (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that the following resolution was duly adopted by action of the Board of Directors of the Corporation (the "Board of Directors") at a
meeting duly held on [            ], 1996.

          RESOLVED that pursuant to the authority expressly granted to and vested in the Board of Directors by the provisions of Section 2 of Article IV of the Restated Certificate of Incorporation of the Corporation, as amended from time to time (the "Certificate of Incorporation"), and Section 151(g) of the DGCL, the Board of Directors hereby creates, from the authorized shares of Preferred Stock, par value $.10 per share ("Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series as follows:

          The series of Preferred Stock hereby established shall consist of 1,800,000 shares designated as Series H Convertible Preferred Stock. The rights, preferences and limitations of such series shall be as follows:

          1.  Definitions.  As used herein, the following terms shall have the
              -----------
indicated meanings:

              1.1 "Accrued Dividend Amount" shall mean the aggregate amount of accrued and unpaid dividends on a share of Series H Stock to and including the Conversion Date, except that if the Conversion Date shall occur after a Record Date and prior to a related Dividend Payment Date, the Accrued Dividend Amount shall not include any accrued and unpaid dividends for the period from and after the most recent Dividend Payment Date.

              1.2 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

              1.3 "Capital Stock" shall mean any and all shares of corporate stock of a Person (however designated and whether representing rights to vote, rights to participate in dividends or distributions upon liquidation or otherwise with respect to such Person, or any division or subsidiary thereof, or any joint venture, partnership, corporation or other entity).

              1.4 "Certificate" shall mean the certificate of the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of Series H Convertible Preferred Stock filed with respect to this resolution with the Secretary of State of the State of Delaware pursuant to Section 151 of the DGCL.

              1.5 "Change of Control" and "Change of Control Date" shall have the following meanings: "Change of Control" shall mean the occurrence of one or both of the following events: (a) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of stockholders or by written consent (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the Corporation's stockholders of such directors was not approved by a vote of at least a majority of the directors in office immediately prior to such election (in which event "Change of Control Date" shall mean the date of such election) or (b) a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or other group within the meaning of Rule 13d-3 under the Exchange Act (the "Acquiring Person") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, share repurchases or redemptions or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the outstanding shares of Common Stock (in which event "Change of Control Date" shall mean the date of the event resulting in such 40% ownership).

              1.6 "Closing Price" of the Common Stock shall mean the last reported sale price of the Common Stock (regular way) as shown on the Composite Tape of the NYSE, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE, or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ.

              1.7 "Common Dividend Deficiency" shall be applicable in the event that a Conversion Date shall fall after a record date and prior to the related payment date for a regularly scheduled cash dividend on the Common Stock (the "Common Dividend Payment Date"), and in such event shall mean the product of (i) the Conversion Rate, (ii) the amount per share of Common Stock of the regularly scheduled cash dividend for which the record date has been set but a payment date has not yet occurred and (ii) a fraction (A) the numerator of which is the number of calendar days from and excluding the Conversion Date (or in the event the Conversion Date falls after a Record Date and on or prior to a related Dividend Payment Date, from and excluding the Dividend Payment Date) to and including the Common Dividend Payment Date and (B) the denominator of which is 91 (provided that such fraction shall not be greater than one (1)).

              1.8 "Common Dividend Excess" shall be applicable in all circumstances where a Common Dividend Deficiency is not applicable, and in such event shall mean the product of (i) the Conversion Rate, (ii) the regular quarterly cash dividend per share, if any, paid by the

Corporation on the Common Stock (the "Historical Dividend") on the most recent dividend payment date for the Common Stock (the "Prior Dividend Payment Date") occurring during the four months immediately preceding the Conversion Date and
(iii) a fraction (A) the numerator of which is the number of calendar days from and excluding (1) the Prior Dividend Payment Date to and including (2) the Conversion Date (or in the event the Conversion Date falls after a Record Date and on or prior to a related Dividend Payment Date, to and including the Dividend Payment Date) and (B) the denominator of which is 91 days (provided that in no event shall the fraction be greater than one (1)).

              1.9 "Common Stock" shall mean the class of Common Stock, par value $.01 per share, of the Corporation authorized at the date of the Certificate, or any other class of stock resulting from (x) successive changes or reclassifications of such Common Stock consisting of changes in par value, or from par value to no par value, (y) a subdivision or combination or (z) any other changes for which an adjustment is made under Section 3.6(a), and in any such case including any shares thereof authorized after the date of the Certificate, together with any associated rights to purchase other securities of the Corporation that are at the time represented by the certificates representing such shares of Common Stock.

              1.10  "Conversion Date" shall have the meaning set forth in
Section 3.5 hereof.

              1.11 "Conversion Period" shall mean (i) the period commencing on September 5, 2000, and (ii) any period prior to September 5, 2000, (A) during which there shall remain open (within the meaning of Rule 14e-l(a) under the Exchange Act) a tender or exchange offer for 40% or more of the outstanding shares of Common Stock; provided that TWX shall have filed a Schedule 14D-9 with respect to such tender or exchange offer and such tender or exchange offer shall not have been opposed by the board of directors of TWX or (B) immediately prior to the effective time of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and that does not result in any reclassification of, or change (other than a change in par value or as a result of a division or combination) in outstanding shares of Common Stock.

              1.12 "Conversion Price" at any time shall mean the Liquidation Value per share divided by the Conversion Rate in effect at such time (rounded to the nearest one hundredth of a cent).

              1.13  "Conversion Rate" shall have the meaning set forth in
Section 3.1 hereof.

              1.14  "Converting Holder" shall have the meaning set forth in
Section 3.5 hereof.

              1.15 "Corporation" shall mean TW Inc., a Delaware corporation, and any of its successors by operation of law, including by merger, consolidation or sale or conveyance of all or substantially all of its property and assets.

              1.16 "Current Market Price" of the Common Stock on any date shall mean the average of the daily Closing Prices per share of the Common Stock for the five (5) consecutive Trading Days ending on the Trading Day immediately preceding the applicable record date, conversion date, redemption date or exchange date referred to in Section 3 or Section 4.

              1.17  "Dividend Payment Date" shall have the meaning set forth in
Section 2.1 hereof.

              1.18 "DGCL" shall mean the General Corporation Law of the State of Delaware.

              1.19 "Exchange Act" shall mean Securities Exchange Act of 1934, as amended.

              1.20  "Exchange Price" shall have the meaning set forth in
Section 4.1 hereof.

              1.21 "Junior Stock" shall mean the Common Stock, the Series A Stock, the Series LMC Stock, the Series LMCN-V Stock and the shares of any other class or series of Capital Stock of the Corporation that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series H Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

              1.22  "Liquidation Value" shall have the meaning set forth in
Section 7.1 hereof.

              1.23  "NASDAQ" shall mean the Nasdaq Stock Market.

              1.24  "Net Dividend Amount" shall have the meaning set forth in
Section 3.1 hereof.

              1.25  "NYSE" shall mean the New York Stock Exchange, Inc.

              1.26 "Parity Stock" shall mean the Series D Stock, the Series E Stock, the Series F Stock, the Series G Stock, the Series I Stock, the Series J Stock, the Series L Stock, the Series M Stock and the shares of any other class or series of Capital Stock of the Corporation that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series H Stock in the payment of dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all dividends were declared and paid in full, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series H Stock in any distribution of assets other than by way of dividends in accordance with the sums that would be payable in such distribution if all sums payable were discharged in full; provided, however, that the term "Parity Stock" shall be
                    --------  -------
deemed to refer (i) in Section 2.2 hereof, to any stock that is Parity Stock in respect of dividend rights; (ii) in Section 7 hereof, to any stock that is Parity Stock in respect of the distribution of assets; and (iii) in Sections 6.2 and 6.3 hereof, to any stock that is Parity Stock in respect of either dividend rights or the distribution of assets and that, pursuant to the Certificate of Incorporation or any instrument in which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall so designate, is entitled to vote with the holders of Series H Stock.

              1.27 "Person" shall mean an individual corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

              1.28 "Preferred Stock" shall mean the class of Preferred Stock, par value $.10 per share, of the Corporation authorized at the date of the Certificate, including any shares thereof authorized after the date of the Certificate.

              1.29  "Pro Rata Portion" shall have the meaning set forth in
Section 5.6 hereof.

              1.30 "Pro Rata Repurchase" shall mean the purchase of shares of Common Stock by the Corporation or by any of its subsidiaries, whether for cash or other property or securities of the Corporation, which purchase is subject to
Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Common Stock, but excluding any purchase made in open market transactions that satisfies the conditions of clause (b) of Rule 10b-18 under the Exchange Act or has been designed (as reasonably determined by the Board of Directors) to prevent such purchase from having a material effect on the trading market of the Common Stock. The "Effective Date" of a Pro Rata Repurchase shall mean the applicable expiration date (including all extensions thereof) of any tender or exchange offer that is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

              1.31  "Record Date" shall have the meaning set forth in Section
2.1 hereof.

              1.32  "Redemption Price" shall have the meaning set forth in
Section 4.1 hereof.

              1.33  "Redemption Rescission Event" shall mean the occurrence of
(a) any general suspension of trading in, or limitation on prices for, securities on the principal national securities exchange on which shares of Common Stock are registered and listed for trading (or, if shares of Common Stock are not registered and listed for trading on any such exchange, in the over-the-counter market) for more than six-and-one-half (6-1/2) consecutive trading hours, (b) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies (or any successor index published by Dow Jones & Company, Inc. or Standard & Poor's Corporation) by either (i) an amount in excess of 10%, measured from the close of business on any Trading Day to the close of business on the next succeeding Trading Day during the period commencing on the

Trading Day preceding the day notice of any redemption of shares of this Series is given (or, if such notice is given after the close of business on a Trading Day, commencing on such Trading Day) and ending at the earlier of (x) the time and date fixed for redemption in such notice and (y) the time and date at which the Corporation shall have irrevocably deposited funds with a designated bank or trust company pursuant to Section 4.4 or (ii) an amount in excess of 15% (or, if the time and date fixed for redemption is more than 15 days following the date on which notice of redemption is given, 20%), measured from the close of business on the Trading Day preceding the day notice of such redemption is given (or, if such notice is given after the close of business on a Trading Day, from such Trading Day) to the close of business on any Trading Day on or prior to the earlier of the dates specified in clauses (x) and (y) above, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States or (d) the commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States that in the reasonable judgment of the Corporation could have a material adverse effect on the market for the Common Stock.

              1.34  "Rescission Date" shall have the meaning set forth in
Section 4.5 hereof.

              1.35 "Senior Stock" shall mean the shares of any class or series of Capital Stock of the Corporation that, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series H Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

              1.36 "Series A Stock" shall mean the series of Preferred Stock authorized and designated as Series A Participating Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.37 "Series D Stock" shall mean the series of Preferred Stock authorized and designated as Series D Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.38 "Series E Stock" shall mean the series of Preferred Stock authorized and designated as Series E Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.39 "Series F Stock" shall mean the series of Preferred Stock authorized and designated as Series F Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.40 "Series G Stock" shall mean the series of Preferred Stock authorized and designated as Series G Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.41 "Series H Stock" and "this Series" shall mean the series of Preferred Stock authorized and designated as the Series H Convertible Preferred Stock, including any shares thereof authorized and designated after the date of the Certificate.

              1.42 "Series I Stock" shall mean the series of Preferred Stock authorized and designated as Series I Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.43 "Series J Stock" shall mean the series of Preferred Stock authorized and designated as Series J Convertible Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.45 "Series L Stock" shall mean the series of Preferred Stock authorized and designated as 10-1/4% Series L Exchangeable Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.46 "Series LMC Stock" shall mean the series of Series Common Stock authorized and designated as Series LMC Common Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.47 "Series LMCN-V Stock" shall mean the series of Series Common Stock authorized and designated as Series LMCN-V Common Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.48 "Series M Stock" shall mean the series of Preferred Stock authorized and designated as 10-1/4% Series M Exchangeable Preferred Stock at the date of the Certificate, including any shares thereof authorized and designated after the date of the Certificate.

              1.49  "Surrendered Shares" shall have the meaning set forth in
Section 3.5 hereof.

              1.50 "Trading Day" shall mean, so long as the Common Stock is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

          2.  Cash Dividends.
              --------------

              2.1 The holders of the outstanding Series H Stock shall be entitled to receive quarter-annual dividends, as and when declared by the Board of Directors out of funds legally available therefor. Each quarter-annual dividend shall be an amount per share equal to (i) in the case of each Dividend Payment Date (as defined below) occurring on or prior to September 5, 1999, the greater of (A) $.9375 per $100 of Liquidation Value of Series H Stock (which is equivalent to $3.75 per annum), and (B) an amount per $100 of Liquidation Value of Series H Stock equal to the product of (1) the Conversion Rate and (2) the aggregate per share amount of regularly scheduled dividends paid in cash on the Common Stock during the period from but excluding the immediately preceding Dividend Payment Date to and including such Dividend Payment Date (the "Preferred Dividend Amount"), and (ii) in the case of each Dividend Payment Date occurring thereafter, an amount per $100 of Liquidation

Value of Series H Stock equal to the product of (1) the Conversion Rate and (2) the aggregate per share amount of regularly scheduled dividends paid in cash on the Common Stock during the period from but excluding the immediately preceding Dividend Payment Date to and including such Dividend Payment Date. All dividends shall be payable in cash on or about the first day of March, June, September and December in each year, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (provided that September 5, 1999, shall be a Dividend Payment Date) (each a "Dividend Payment Date"), to the holders of record of Series H Stock at the close of business on or about the Trading Day next preceding such first day of March, June, September and December (or September 5, 1999) as the case may be, as fixed by the Board of Directors, or such other dates as are fixed by the Board of Directors (each a "Record Date"). Subject to the next sentence, in the case of dividends payable in respect of periods prior to September 5, 1999, (i) such dividends shall accrue on each share on a daily basis, whether or not there are unrestricted funds legally available for the payment of such dividends and whether or not earned or declared, and (ii) any such dividends that become payable for any partial dividend period shall be computed on the basis of the actual days elapsed in such period. Notwithstanding the preceding sentence, the amount accruing and payable in respect of the first dividend on the Series H Stock payable after the date of the Certificate shall equal the Preferred Dividend Amount. From and after September 5, 1999, dividends on the Series H Stock (determined as to amount as provided herein) shall accrue to the extent, but only to the extent, that regularly scheduled cash dividends are declared by the Board of Directors on the Common Stock with a payment date after September 5, 1999 (or, in the case of Series H Stock originally issued after September 5, 1999, after the Dividend Payment Date next preceding such date of original issuance). All dividends that accrue in accordance with the foregoing provisions shall be cumulative from and after the day immediately succeeding the date of issuance of the relevant shares of Series H Stock. The amount payable to each holder of record on any Dividend Payment Date shall be rounded to the nearest cent.

              2.2 Except as hereinafter provided in this Section 2.2, unless all dividends on the outstanding shares of Series H Stock and any Parity Stock that shall have accrued and become payable as of any date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series H Stock, Parity Stock or Junior Stock shall be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Stock), nor shall any monies be paid or made available for a purchase, redemption or sinking fund for the purchase or redemption of any Series H Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of this Series and any Parity Stock, all dividends declared upon shares of this Series and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on this Series and all such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and all such Parity Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series that may be in arrears.

              2.3 In case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to the holders of its shares of Common Stock any assets or property, including debt or equity securities of the Corporation (other than Common Stock subject to a distribution or reclassification covered by Section 3.6(a)) or of any other Person (including common stock of such Person) or cash (but excluding regularly scheduled cash dividends payable on shares of Common Stock), or in case the Corporation shall at any time distribute (other than a distribution in liquidation of the Corporation) to such holders rights, options or warrants to subscribe for or purchase shares of Common Stock (including shares held in the treasury of the Corporation), or rights, options or warrants to subscribe for or purchase any other security or rights, options or warrants to subscribe for or purchase any assets or property (in each case, whether of the Corporation or otherwise, but other than any distribution of rights to purchase securities of the Corporation if the holder of shares of this Series would otherwise be entitled to receive such rights upon conversion of shares of this Series for Common Stock; provided,
                                                                       --------
however, that if such rights are subsequently redeemed by the Corporation, such
- -------
redemption shall be treated for purposes of this Section 2.3 as a cash dividend (but not a regularly scheduled cash dividend) on the Common Stock), the Corporation shall simultaneously distribute such assets, property, securities, rights, options or warrants pro rata to the holders of Series H Stock on the record date fixed for determining holders of Common Stock entitled to participate in such distribution (or, if no such record date shall be established, the effective time thereof) in an amount equal to the amount that such holders of Series H Stock would have been entitled to receive had their shares of Series H Stock been converted into Common Stock immediately prior to such record date (or effective time). In the event of a distribution to holders of Series H Stock pursuant to this Section 2.3, such holders shall be entitled to receive fractional shares or interests only to the extent that holders of Common Stock are entitled to receive the same. The holders of Series H Stock on the applicable record date (or effective time) shall be entitled to receive in lieu of such fractional shares or interests the same consideration as is payable to holders of Common Stock with respect thereto. If there are no fractional shares or interests payable to holders of Common Stock, the holders of Series H Stock on the applicable record date (or effective time) shall receive in lieu of such fractional shares or interests the fair value thereof as determined by the Board of Directors.

              2.4 If a distribution is made in accordance with the provisions of Section 2.3, anything in Section 3 to the contrary notwithstanding, no adjustment pursuant to Section 3 shall be effected by reason of the distribution of such assets, property, securities, rights, options or warrants or the subsequent modification, exercise, expiration or termination of such securities, rights, options or warrants.

              2.5 In the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities or other property receivable by them in any distribution that is subject to Section 2.3, the kind and amount of securities or other property that shall be distributable to the holders of the Series H Stock shall be based on (i) the election, if any, made by the record holder (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of Series H Stock in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable by holders of the Series H Stock shall be based on the kind or amount of securities or other property receivable by a plurality of shares held by the nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section, the Corporation shall mail a copy thereof to the record holders of the Series H Stock as of the date used for determining the holders of record of Common Stock entitled to such mailing.

          3.  Conversion Rights.
              -----------------

              3.1 Each holder of a share of this Series shall have the right at any time during the Conversion Period or as to any share of this Series called for redemption or exchange, at any time prior to the close of business on the date fixed for redemption or exchange (unless the Corporation defaults in the payment of the Redemption Price or fails to exchange the shares of this Series for the applicable number of shares of Common Stock and any cash portion of the Exchange Price or exercises its right to rescind such redemption pursuant to
Section 4.5, in which case such right shall not terminate at the close of business on such date), to convert such share into (i) a number of shares of Common Stock equal to 2.08264 shares of Common Stock for each share of this Series, subject to adjustment as provided in this Section 3 (such rate, as so adjusted from time to time, is herein called the "Conversion Rate") plus (ii) a number of shares of Common Stock equal to

               (A)  (1) the Accrued Dividend Amount minus (2) the Common
                                                    -----
     Dividend Excess, if applicable, or plus (3) the Common Dividend Deficiency,
                                        ----
     if applicable (the "Net Dividend Amount"), divided by
                                                -------

               (B) the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date;

provided, however, that in the event that the Net Dividend Amount is a negative
- --------  -------
number, the number of shares deliverable upon conversion of a share of Series H Stock shall be equal to

               (I)  the number of shares determined pursuant to clause (i) minus
                                                                           -----

              (II) a number of shares equal to (x) the absolute value of the Net Dividend Amount divided by (y) the Closing Price of the Common Stock on
                         ----------
     the last Trading Day prior to the Conversion Date;

and provided further that, in the event that the Net Dividend Amount is a
- -------------------------
positive number, the Corporation shall have the right to deliver cash equal to the Net Dividend Amount or any portion thereof, in which case its obligation to deliver shares of Common Stock pursuant to clause (ii) shall be reduced by a number of shares equal to (x) the aggregate amount of cash so delivered divided
                                                                        -------
by (y) the Closing Price of the Common Stock on the last Trading Day prior to
- --
the Conversion Date, unless the Corporation shall deliver cash equal to the entire Net Dividend Amount, in which case its entire obligation under clause
(ii) shall be discharged. The obligations of the Corporation to issue the Common Stock or make the cash payments provided by this Section 3.1 shall be absolute whether or not any accrued dividend by which such issuance or payment is measured has been declared by the Board of Directors and whether or not the Corporation would have adequate surplus or net profits to pay such dividend if declared or is otherwise restricted from making such dividend.

              3.2 Except as provided in this Section 3, no adjustments in respect of payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series (it being understood that if the Conversion Date for shares of Series H Stock occurs after a Record Date and on or prior to a Dividend Payment Date, the holder of record on such Record Date shall be entitled to receive the dividend payable with respect to such shares on the related Dividend Payment Date pursuant to Section 2.1 hereof).

              3.3 The Corporation may, but shall not be required to, in connection with any conversion of shares of this Series, issue a fraction of a share of Common Stock, and if the Corporation shall determine not to issue any such fraction, the Corporation shall, subject to Section 3.6(c), make a cash payment (rounded to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the Conversion Date.

              3.4 Any holder of shares of this Series electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the transfer agent or agents therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, or in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable (subject to Section 3.6(d)) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed, issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

              3.5 Conversion shall be deemed to have been made as of the date (the "Conversion Date") that certificates for the shares of this Series to be converted, and the written notice prescribed in Section 3.4 are received by the transfer agent or agents for this Series; and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. Notwithstanding anything to the contrary contained herein, in the event the Corporation shall have rescinded a redemption of shares of this Series pursuant to Section 4.5, any holder of shares of this Series that shall have surrendered shares of this Series for conversion following the day on which notice of the subsequently rescinded redemption shall have been given but prior to the close of business on the later of (a) the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (b) the Trading Day on which the notice of rescission required by Section 4.5 is deemed given pursuant to Section 8.2 (a "Converting Holder"), may rescind the conversion of such shares surrendered for conversion by (i) properly completing a form prescribed by the Corporation and mailed to holders of shares of this Series (including Converting Holders) with the Corporation's notice of rescission, which form shall provide for the certification by any Converting Holder rescinding a conversion on behalf of any beneficial owner

(within the meaning of Rule 13d-3 under the Exchange Act) of shares of this Series that the beneficial ownership (within the meaning of such Rule) of such shares shall not have changed from the date on which such shares were surrendered for conversion to the date of such certification and (ii) delivering such form to the Corporation no later than the close of business on that date which is ten (10) Trading Days following the date on which the Corporation's notice of rescission is deemed given pursuant to Section 8.2. The delivery of such form by a Converting Holder shall be accompanied by (x) any certificates representing shares of Common Stock issued to such Converting Holder upon a conversion of shares of this Series that shall be rescinded by the proper delivery of such form (the "Surrendered Shares"), (y) any securities, evidences of indebtedness or assets (other than cash) distributed by the Corporation to such Converting Holder by reason of such Converting Holder's being a record holder of Surrendered Shares and (z) payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the sum of (I) any cash such Converting Holder may have received in lieu of the issuance of fractional shares upon conversion and (II) any cash paid or payable by the Corporation to such Converting Holder by reason of such Converting Holder being a record holder of Surrendered Shares. Upon receipt by the Corporation of any such form properly completed by a Converting Holder and any certificates, securities, evidences of indebtedness, assets or cash payments required to be returned or made by such Converting Holder to the Corporation as set forth above, the Corporation shall instruct the transfer agent or agents for shares of Common Stock and shares of this Series to cancel any certificates representing Surrendered Shares (which Surrendered Shares shall be deposited in the treasury of the Corporation) and reissue certificates representing shares of this Series to such Converting Holder (which shares of this Series shall be deemed to have been outstanding at all times during the period following their surrender for conversion). The Corporation shall, as promptly as practicable, and in no event more than five (5) Trading Days, following the receipt of any such properly completed form and any such certificates, securities, evidences of indebtedness, assets or cash payments required to be so returned or made, pay to the Converting Holder or as otherwise directed by such Converting Holder any dividend or other payment made on such shares during the period from the time such shares shall have been surrendered for conversion to the rescission of such conversion. All questions as to the validity, form, eligibility (including time or receipt) and acceptance of any form submitted to the Corporation to rescind the conversion of shares of this Series, including questions as to the proper completion or execution of any such form or any certification contained therein, shall be resolved by the Corporation, whose determination shall be final and binding. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose or during any period commencing at a Redemption Rescission Event and ending at either (i) the time and date at which the Corporation's right of rescission shall expire pursuant to Section 4.5 if the Corporation shall not have exercised such right or (ii) the close of business on that day which is ten (10) Trading Days following the date on which notice of rescission pursuant to Section 4.4 is deemed given pursuant to Section 8.2 if the Corporation shall have exercised such right of rescission, but certificates for shares of Common Stock shall be delivered as soon as practicable after the opening of such books or the expiration of such period.

              3.6 The Conversion Rate shall be adjusted from time to time as follows for events occurring after the date of the Certificate:

                   (a) In case the Corporation shall, at any time or from time to time while any of the Series H Stock is outstanding, (i) pay a dividend in shares of its Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock or (iv) reclassify (other than by way of a merger that is subject to Section 3.7) its shares of Common Stock, then the Conversion Rate in effect immediately before such action shall be adjusted so that immediately following such event the holders of the Series H Stock shall be entitled to receive upon conversion or exchange thereof the kind and amount of shares of Capital Stock of the Corporation that they would have owned or been entitled to receive upon or by reason of such event if such shares of Series H Stock had been converted or exchanged immediately before the record date (or, if no record date, the effective date) for such event (it being understood that any distribution of cash or of Capital Stock (other than Common Stock), including any distribution of Capital Stock (other than Common Stock) that shall accompany a reclassification of the Common Stock, shall be subject to Section 2.3 rather than this
     Section 3.6(a)). An adjustment made pursuant to this Section 3.6(a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this Section 3.6(a), in the event that the holders of Common Stock are entitled to make any election with respect to the kind or amount of securities receivable by them in any transaction that is subject to this Section 3.6(a) (including any election that would result in all or a portion of the transaction becoming subject to Section 2.3), the kind and amount of securities that shall be distributable to the holders of the Series H Stock shall be based on (i) the election, if any, made by the record holder (as of the date used for determining the holders of Common Stock entitled to make such election) of the largest number of shares of Series H Stock in writing to the Corporation on or prior to the last date on which a holder of Common Stock may make such an election or (ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities is not the same for each nonelecting holder, then the kind and amount of securities receivable shall be based on the kind or amount of securities receivable by a plurality of nonelecting holders of Common Stock). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election of the type referred to in this Section, the Corporation shall mail a copy thereof to the record holders of the Series H Stock as of the date used for determining the holders of record of Common Stock entitled to such mailing.

                   (b) In case a Change of Control shall occur, the Conversion Rate in effect immediately prior to the Change of Control Date shall be increased (but not decreased) by multiplying such rate by a fraction as follows: (i) in the case of a Change of Control specified in Section 1.5(a), a fraction in which the numerator is the Conversion Price prior to adjustment pursuant hereto and the denominator is the Current Market Price of the Common Stock at the Change of Control Date, (ii) in the case of a Change of Control specified in Section 1.5(b), the greater of the following fractions: (x) a fraction the numerator of which is the highest price per share of Common Stock paid by the Acquiring Person in connection with the transaction giving rise to the Change of Control or in any transaction within six months prior to or after the Change of Control Date (the "Highest Price"), and the denominator of which is the Current Market Price of the Common Stock as of the date (but not earlier than six months prior to the Change of Control Date) on which the first public announcement is made by the Acquiring Person that it intends to acquire or that it has acquired 40% or more of the outstanding shares of Common Stock (the "Announcement Date") or
     (y) a fraction the numerator of which is the Conversion Price prior to adjustment pursuant hereto and the denominator of which is the Current Market Price of the Common Stock on the Announcement Date and (iii) in the case where there co-exists a Change of Control specified in both Section 1.5(a) and Section 1.5(b), the greatest of the fractions determined pursuant to clauses (i) and (ii). Such adjustment shall become effective immediately after the Change of Control Date and shall be made, in the case of clauses (ii) and (iii) above, successively for six months thereafter in the event and at the time of any increase in the Highest Price after the Change of Control Date; provided, however, that no such successive
                             --------  -------
     adjustment shall be made with respect to the Conversion Rate of the shares of this Series in respect of any event occurring after the Conversion Date.

                   (c) The Corporation shall be entitled to make such additional adjustments in the Conversion Rate, in addition to those required by subsections 3.6(a) and 3.6(b), as shall be necessary in order that any dividend or distribution in Common Stock or any subdivision, reclassification or combination of shares of Common Stock referred to above, shall not be taxable to the holders of Common Stock for United States Federal income tax purposes so long as such additional adjustments pursuant to this Section 3.6(c) do not decrease the Conversion Rate.

                   (d) In any case in which this Section 3.6 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Trading Days following the occurrence of the event that necessitates the filing of the statement referred to in Section 3.6(f)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion over and above (ii) the shares of Common Stock and other Capital Stock of the Corporation issuable upon such conversion on the basis of the Conversion Rate prior to adjustment;

     provided, however, that the Corporation shall deliver to such holder a due
     --------  -------
     bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                   (e) All calculations under this Section 3 shall be made to the nearest cent, one-hundredth of a share or, in the case of the Conversion Rate, one hundred-thousandth. Notwithstanding any other provision of this Section 3, the Corporation shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1.00000% of such Conversion Rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.00000% in such rate. Any adjustments under this
     Section 3 shall be made successively whenever an event requiring such an adjustment occurs.

                   (f) Whenever an adjustment in the Conversion Rate is required, the Corporation shall forthwith place on file with its transfer agent or agents for this Series a statement signed by a duly authorized officer of the Corporation, stating the adjusted Conversion Rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Promptly after the adjustment of the Conversion Rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

                   (g) In the event that at any time as a result of an adjustment made pursuant to this

     Section 3, the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than shares of Common Stock, the conversion rate of such other shares so receivable upon conversion of any such share of this Series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (f) and (h) of this Section 3.6, and the provisions of Section 3.1 through 3.5 and 3.7 through 3.10 shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                   (h)  No adjustment shall be made pursuant to this Section 3.6
     (i) if the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock or (ii) subject to Section 3.6(c) hereof, with respect to any share of Series H Stock that is converted, prior to the time such adjustment otherwise would be made.

              3.7 In case after the date of the Certificate (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and that does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation, then lawful provision shall be made as part of the terms of such transaction whereby the holder of each share of Series H Stock shall have the right thereafter, during the period such share shall be convertible or exchangeable, to convert such share into or have such share exchanged for the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series could have been converted or exchanged immediately prior to such consolidation, merger, sale or conveyance, subject to adjustment that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 (based on (i) the election, if any, made in writing to the Corporation by the record holder (as of the date used for determining holders of Common Stock entitled to make such election) of the largest number of shares of Series H Stock on or prior to the last date on which a holder of Common Stock may make an election regarding the kind or amount of securities or other property receivable by such holder in such transaction or
(ii) if no such election is timely made, an assumption that such holder failed to exercise any such rights (provided that if the kind or amount of securities or other property is not the same for each nonelecting holder, then the kind and amount of securities or other property receivable shall be based upon the kind and amount of securities or other property receivable by a plurality of the nonelecting holders of Common Stock)). In the event that any of the transactions referred to in clauses (a) or (b) involves the distribution of cash (or property other than equity securities) to a holder of Common Stock, lawful provision shall be made as part of the terms of the transaction whereby the holder of each share of Series H Stock on the record date fixed for determining holders of Common Stock entitled to receive such cash or property (or if no such record date is established, the effective date of such transaction) shall be entitled to receive the amount of cash or property that such holder would have been entitled to receive had such holder converted his shares of Series H Stock into Common Stock immediately prior to such record date (or effective date) (based on the election or nonelection made by the record holder of the largest number of shares of Series H Stock, as provided above). Concurrently with the mailing to holders of Common Stock of any document pursuant to which such holders may make an election regarding the kind or amount of securities or other property that will be receivable by such holder in any transaction described in clause (a) or (b) of the first sentence of this Section 3.7, the Corporation shall mail a copy thereof to the holders of the Series H Stock as of the date used for determining the holders of record of Common Stock entitled to such mailing. The Corporation shall not enter into any of the transactions referred to in clauses (a) or (b) of the preceding sentence unless effective provision shall be made in the certificate or articles of incorporation or other constituent documents of the Corporation or the entity surviving the consolidation or merger, if other than the Corporation, or the entity acquiring the Corporation's assets, as the case may be, so as to give effect to the provisions set forth in this Section 3.7. The provisions of this Section 3.7 shall apply similarly to successive consolidations, mergers, sales or conveyances. For purposes of this Section 3.7 the term "Corporation" shall refer to the Corporation (as defined in Section 1.14) as constituted immediately prior to the merger, consolidation or other transaction referred to in this Section.

              3.8 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock (or, if applicable, any other shares of Capital Stock of the Corporation) as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series into such Common Stock (or such other shares of Capital Stock) at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock (or such other shares of Capital Stock) would be held by a single holder); provided, however, that nothing contained herein shall preclude
                --------  -------
the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock (or such other shares of Capital Stock) that are held in the treasury of the Corporation. All shares of Common Stock (or such other shares of Capital Stock of the Corporation) that shall be deliverable upon conversion of the shares of this Series shall be duly and validly issued, fully paid and nonassessable. For purposes of this Section 3, any shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

              3.9 If any shares of Common Stock or other shares of Capital Stock of the Corporation that would be issuable upon conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depositary shares representing fractional interests in) Common Stock or other shares of Capital Stock of the Corporation required to be delivered upon conversion of shares of this Series prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock or such other shares of Capital Stock is listed at the time of such delivery.

              3.10 The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or other shares of Capital Stock of the Corporation on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax that is payable in respect of any transfer involved in the issue or delivery of Common Stock or such other shares of Capital Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

              3.11 In case of (i) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, (ii) any Pro Rata Repurchase or
(iii) any action triggering an adjustment to the Conversion Rate pursuant to this Section 3, then, in each case, the Corporation shall cause to be filed with the transfer agent or agents for the Series H Stock, and shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of Series H Stock, at least fifteen (15) days prior to the applicable record date for any such transaction (or if no record date will be established, the effective date thereof), a notice stating (x) the date, if any, on which a record is to be taken for the purpose of any such transaction (or if no record date will be established, the date as of which holders of record of Common Stock entitled to participate in such transaction are determined), and (y) the expected effective date thereof. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 3.11.

          4.  Redemption or Exchange.
              ----------------------

              4.1  (a)  The Corporation may, at its sole option, subject to
Section 2.2 hereof, from time to time on and after September 5, 1999, in the case of clause (i) of Section 4.1(b), and on and after September 5, 2000, in the case of clause (ii) or (iii) of Section 4.1(b), redeem, out of funds legally available therefor, or, as provided below, exchange shares of Common Stock for, all or (in the case of Section 4.1(b)(i), any part) of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption pursuant to clause (i) of

Section 4.1(b) shall be the Liquidation Value together with an amount equal to the accrued and unpaid dividends to the date fixed for redemption (hereinafter collectively referred to as the "Redemption Price"). The exchange price for each share of this Series called for exchange pursuant to clause (ii) of Section 4.1(b) shall be a number of shares of Common Stock equal to the Conversion Rate, together with, at the option of the Corporation, either (x) cash or (y) a number of shares of Common Stock, valued at the Closing Price on the Trading Day immediately preceding the date fixed for exchange, equal, in either case, to the aggregate amount of accrued and unpaid dividends on the Series H Stock to the date fixed for exchange (provided that any dividends that are in arrears must be paid in cash) (hereinafter collectively referred to as the "Exchange Price").

                   (b) On the date fixed for redemption or exchange the Corporation shall, at its option, effect either

                        (i) a redemption of the shares of this Series to be redeemed by way of payment, out of funds legally available therefor, of cash equal to the aggregate Redemption Price for the shares of this Series then being redeemed;

                       (ii) an exchange of the shares of this Series for the Exchange Price in shares of Common Stock (provided that the Corporation (A)
                                               ---------
     shall be entitled to deliver cash (1) in lieu of any fractional share of Common Stock (determined in a manner consistent with Section 3.3) and (2) equal to accrued and unpaid dividends to the date fixed for exchange in lieu of shares of Common Stock and (B) shall be required to deliver cash in respect of any dividends that are in arrears); or

                      (iii) any combination thereof with respect to each share of this Series called for redemption or exchange.

                   (c)  Notwithstanding clauses (ii) and (iii) of
Section 4.1(b), the Corporation shall be entitled to effect an exchange of shares of Series H Stock for Common Stock or other shares of Capital Stock of the Corporation only to the extent that duly and validly issued, fully paid and nonassessable shares of Common Stock (or such other shares of Capital Stock) shall be available for issuance (including delivery of previously issued shares of Common

Stock held in the Corporation's treasury on the date fixed for exchange). The Corporation shall comply with Sections 3.9 and 3.10 with respect to shares of Common Stock or other shares of Capital Stock of the Corporation that would be issuable upon exchange of shares of this Series. Certificates for shares of Common Stock issued in exchange for surrendered shares of this Series pursuant to this Section 4.1 shall be made available by the Corporation not later than the fifth Trading Day following the date for exchange.

              4.2 In the event that fewer than all the outstanding shares of this Series are to be redeemed pursuant to Section 4.1(b)(i), the number of shares to be redeemed from each holder of shares of this Series shall be determined by the Corporation by lot or pro rata or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, and the certificate of the Corporation's Secretary or an Assistant Secretary filed with the transfer agent or transfer agents for this Series in respect of such determination by the Board of Directors shall be conclusive.

              4.3 In the event the Corporation shall redeem or exchange shares of this Series pursuant to Section 4.1, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than fifteen (15) nor more than sixty (60) days prior to the date fixed for redemption or exchange, as the case may be, to each record holder of the shares to be redeemed or exchanged, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) whether the shares of this Series are to be redeemed or exchanged; (ii) the time and date as of which the redemption or exchange shall occur; (iii) the total number of shares of this Series to be redeemed or exchanged and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the Redemption Price or the Exchange Price, as the case may be; (v) that shares of this Series called for redemption or exchange may be converted at any time prior to the time and date fixed for redemption or exchange (unless the Corporation shall, in the case of a redemption, default in payment of the Redemption Price or, in the case of an exchange, fail to exchange the shares of this Series for the applicable number of shares of Common Stock and any cash portion of the Exchange Price or shall exercise its right to rescind such redemption pursuant to Section 4.5, in which case such right of conversion shall not terminate at such time and date); (vi) the applicable Conversion Price and Conversion Rate; (vii) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price, in the case of redemption, or for delivery of certificates representing the shares of Common Stock and the payment of any cash portion of the Exchange Price, in the case of exchange; and (viii) that dividends on the shares of this Series to be redeemed or exchanged will cease to accrue on such redemption or exchange date.

              4.4 If notice of redemption or exchange shall have been given by the Corporation as provided in Section 4.3, dividends on the shares of this Series so called for redemption or exchange shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders with respect to shares so called for redemption or exchange (except (i) in the case of redemption, the right to receive from the Corporation the Redemption Price without interest and in the case of exchange, the right to receive from the Corporation the Exchange Price without interest and (ii) the right to convert such shares in accordance with Section 3) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption or exchange) either (i) in the case of a redemption or exchange pursuant to Section 4.1, from and after the time and date fixed in the notice of redemption or exchange as the time and date of redemption or exchange (unless the Corporation shall (x) in the case of a redemption, default in the payment of the Redemption Price, (y) in the case of an exchange, fail to exchange the applicable number of shares of Common Stock and any cash portion of the Exchange Price or (z) exercise its right to rescind such redemption pursuant to Section 4.5, in which case such rights shall not terminate at such time and date) or
(ii) if the Corporation shall so elect and state in the notice of redemption or exchange, from and after the time and date (which date shall be the date fixed for redemption or exchange or an earlier date not less than fifteen (15) days after the date of mailing of the redemption or exchange notice) on which the Corporation shall irrevocably deposit with a designated bank or trust company doing business in the Borough of Manhattan, City and State of New York, as paying agent, money sufficient to pay at the office of such paying agent, on the redemption date, the Redemption Price, in the case of redemption, or certificates representing the shares of Common Stock to be so exchanged and any cash portion of the Exchange Price, in the case of an exchange. Any money or certificates so deposited with any such paying agent that shall not be required for such redemption or exchange because of the exercise of any right of conversion or otherwise shall be returned to the Corporation forthwith. Upon surrender (in accordance with the notice of redemption or exchange) of the certificate or certificates for any shares of this Series to be so redeemed or exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption or exchange shall so state), such shares shall be redeemed or exchanged by the Corporation at the Redemption Price or the Exchange Price, as applicable, as set forth in Section 4.1 (unless the Corporation shall have exercised its right to rescind such redemption pursuant to Section 4.5). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares (or fractions thereof as provided in Section 8.4), without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares other than those issuable in accordance with Section 8.4. Subject to applicable escheat laws, any moneys so set aside by the Corporation in the case of redemption and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption or exchange shall look only to the general funds of the Corporation for the payment of the Redemption Price or the Exchange Price, as applicable, without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

              4.5 In the event that a Redemption Rescission Event shall occur following any day on which a notice of redemption shall have been given pursuant to Section 4.3 but at or prior to the earlier of (a) the time and date fixed for redemption as set forth in such notice of redemption and (b) the time and date at which the Corporation shall have irrevocably deposited funds or certificates with a designated bank or trust company pursuant to Section 4.4, the Corporation may, at its sole option, at any time prior to the earliest of (i) the close of business on that day which is two (2) Trading Days following such Redemption Rescission Event, (ii) the time and date fixed for redemption as set forth in such notice and (iii) the time and date on which the Corporation shall have irrevocably deposited such funds with a designated bank or trust company, rescind the redemption to which such notice of redemption shall have related by making a public announcement of such rescission (the date on which such public announcement shall have been made being hereinafter referred to as the "Rescission Date"). The Corporation shall be deemed to have made such announcement if it shall issue a release to the Dow Jones News Service, Reuters Information Services or any successor news wire service. From and after the making of such announcement, the Corporation shall have no obligation to redeem shares of this Series called for redemption pursuant to such notice of redemption or to pay the redemption price therefor and all rights of holders of shares of this Series shall be restored as if such notice of redemption had not been given. The Corporation shall give notice of any such rescission by one of the means specified in Section 8.2 as promptly as practicable, but in no event later than the close of business on that date which is five (5) Trading Days following the Rescission Date to each record holder of shares of this Series at the close of business on the Rescission Date and to any other Person or entity that was a record holder of shares of this Series and that shall have surrendered shares of this Series for conversion following the giving of notice of the subsequently rescinded redemption. Each notice of rescission shall (w) state that the redemption described in the notice of redemption has been rescinded, (x) state that any Converting Holder shall be entitled to rescind the conversion of shares of this Series surrendered for conversion following the day on which notice of redemption was given but prior to the close of business on the later of (1) the Trading Day next succeeding the date on which public announcement of the rescission of such redemption shall have been made and (2) the Trading Day on which the Corporation's notice of rescission is deemed given pursuant to Section 8.2, (y) be accompanied by a form prescribed by the Corporation to be used by any Converting Holder rescinding the conversion of shares so surrendered for conversion (and instructions for the completion and delivery of such form, including instructions with respect to payments that may be required to accompany such delivery shall be in accordance with Section 3.5) and (z) state that such form must be properly completed and received by the Corporation no later than the close of business on a date that shall be ten (10) Trading Days following the date of the mailing of such notice of rescission is deemed given pursuant to Section 8.2.

              4.6 The shares of this Series shall not be subject to the provisions of Section 5 of Article IV of the Certificate of Incorporation.

          5.  Pro Rata Repurchase.
              -------------------

              5.1 Upon a Pro Rata Repurchase, each holder of shares of this Series shall have the right to require that the Corporation repurchase, out of funds legally available therefor, a Pro Rata Portion (as defined below) of the shares of such holder, or any lesser number requested by the holder, at a price per share equal to the highest price per share of Common Stock paid in the Pro Rata Repurchase multiplied by the Conversion Rate then in effect plus an amount equal to the accrued but unpaid dividends on such shares to the date of repurchase.

              5.2 At any time prior to or within thirty (30) days following any Pro Rata Repurchase, the Corporation shall mail a notice to each holder of shares of this Series stating:

                   (a) that a Pro Rata Repurchase will occur or has occurred and that such holder will have (upon such Pro Rata Repurchase) or has the right to require the Corporation to repurchase such holder's shares in an amount not in excess of the Pro Rata Portion at a repurchase price in cash determined as set forth above plus an amount equal to accrued and unpaid dividends, if any, to the date of repurchase;

                   (b) the repurchase date for the Series H Stock (which shall be no earlier than fifteen (15) days nor later than sixty (60) days from the date such notice is mailed); and

                   (c) the instructions determined by the Corporation, consistent with this Section, that a holder must follow in order to have its shares repurchased.

              5.3 Holders electing to have any shares repurchased will be required to surrender such shares, with an appropriate form duly completed, to the Corporation at the address specified in the notice at least five (5) days prior to the repurchase date. Holders will be entitled to withdraw their election if the Corporation receives, not later than three (3) days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the certificate numbers of the shares delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such shares repurchased. Holders will have such additional withdrawal and other rights as may be required pursuant to applicable law.

              5.4 On the repurchase date, the Corporation shall (i) pay the repurchase price plus an amount equal to accrued and unpaid dividends as provided in Section 5.1, if any, to the holders entitled thereto and (ii) issue to such holders any equity securities of the Corporation (other than Common Stock) that would at the time be issuable upon conversion of the shares of Series H Stock that are then being repurchased pursuant hereto.

              5.5 The Board of Directors will not approve any tender or exchange offer by the Corporation or a third party for shares of Common Stock or recommend that the holders of Common Stock accept any offer or tender their shares into any offer unless a Pro Rata Portion of the shares of this Series of all holders are entitled to be tendered into such offer at a price not less than the price per share for shares of Common Stock pursuant to such offer multiplied by the Conversion Rate then in effect plus an amount equal to accrued but unpaid dividends on such shares to the date of payment for such shares in such tender or exchange offer.

              5.6 For purposes hereof, "Pro Rata Portion" with respect to the shares of this Series held by any holder shall mean all the shares of this Series then owned by such holder times a fraction, the numerator of which is the number of outstanding shares of Common Stock (a) purchased in the applicable Pro Rata Repurchase or (b) for which a tender or exchange offer referred to in
Section 5.5 is made, as the case may be, and the denominator of which is the number of outstanding shares of Common Stock immediately prior to such Pro Rata Repurchase or the commencement of such tender or exchange offer, as the case may be.

          6.  Voting.  The shares of this Series shall have no voting rights
              ------
except as required by law or as set forth below.

              6.1 (a) So long as any shares of this Series remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of this Series representing at least 66-2/3% of the aggregate voting power of shares of this Series then outstanding
(i) authorize any Senior Stock or reclassify (by merger, consolidation or otherwise) any Junior Stock or Parity Stock as Senior Stock, (ii) merge into or consolidate with any Person where the surviving or continuing corporation will have any authorized Senior Stock other than capital stock corresponding to shares of Senior Stock existing immediately before such merger or consolidation) or (iii) amend, alter or repeal (by operation of law or otherwise) any of the provisions of the Certificate or the Certificate of Incorporation, so as in any such case to adversely affect the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of this Series.

                   (b) No consent of holders of shares of this Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of Junior Stock or Parity Stock, (iii) the authorization, designation or issuance of additional shares of Series H Stock or (iv) subject to Section 6.1(a), the authorization or issuance of any other shares of Preferred Stock.

              6.2 (a) If and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the number of directors constituting the Board of Directors shall be increased by two and the holders of shares of this Series, together with the holders of any shares of any Parity Stock as to which in each case dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation.

                   (b) Such voting right may be exercised initially either by written consent or at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of this Series shall have been paid in full and all dividends payable on the shares of this Series on four subsequent consecutive Dividend Payment Dates shall have been paid in full on such dates or funds shall have been set aside for the payment thereof, at which time such voting right and the term of the directors elected pursuant to Section 6.2(a) shall terminate.

                   (c) At any time when such voting right shall have vested in holders of shares of such series of Preferred Stock described in Section 6.2(a), and if such right shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing ten percent (10%) of the voting power of the shares then outstanding of such Preferred Stock having such voting right, shall call, a special meeting of the holders of such Preferred Stock having such voting right. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 6.2(c), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                   (d) At any meeting held for the purpose of electing directors at which the holders of such Preferred Stock shall have the right to elect directors as provided herein, the presence in Person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of such Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                   (e) Any director elected by holders of Preferred Stock pursuant to the voting right created under this Section 6.2 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 6.2(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected, or if there be no such remaining director, by the holders of such Preferred Stock, entitled to elect such director or directors by written consent or at a special meeting called in accordance with the procedures set forth in Section 6.2(c), or, if no special meeting is called or written consent executed, at the next annual meeting of stockholders. Upon any termination of such voting right, subject to applicable law, the term of office of all directors elected by holders of such Preferred Stock voting separately as a class pursuant to this
Section 6.2 shall terminate.

                   (f)  In exercising the voting rights set forth in this
Section 6.2, each share of this Series shall have a number of votes equal to its Liquidation Value.

          7.  Liquidation Rights.
              ------------------

              7.1 Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment or distribution shall be made on, Junior Stock, the amount of $100 per share (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends to the date of final distribution.

              7.2 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 7.

              7.3 After the payment to the holders of the shares of this Series of full preferential amounts provided for in this Section 7, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

              7.4 In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 7.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

          8.  Other Provisions.
              ----------------

              8.1 All notices from the Corporation to the holders shall be given by one of the methods specified in Section 8.2. With respect to any notice to a holder of shares of this Series required to be provided hereunder, neither failure to give such notice, nor any defect therein or in the transmission thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any distribution, right, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

              8.2 All notices and other communications hereunder shall be deemed given (i) on the first Trading Day following the date received, if delivered personally, (ii) on the Trading Day following timely deposit with an overnight courier service, if sent by overnight courier specifying next day delivery and (iii) on the first Trading Day that is at least five days following deposit in the mails, if sent by first class mail to (x) a holder at its last address as it appears on the transfer records or registry for the Series H Stock and (y) the Corporation at the following address (or at such other address as the Corporation shall specify in a notice pursuant to this

Section): TW Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention:
General Counsel.

              8.3 Any shares of this Series that have been converted, redeemed, exchanged or otherwise acquired by the Corporation shall, after such conversion, redemption, exchange or acquisition, as the case may be, be retired and promptly cancelled and the Corporation shall take all appropriate action to cause such shares to obtain the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation may cause a certificate setting forth a resolution adopted by the Board of Directors that none of the authorized shares of this Series are outstanding to be filed with the Secretary of State of the State of Delaware. When such certificate becomes effective, all matters set forth in the Certificate shall be eliminated from the Certificate of Incorporation and the shares of Preferred Stock designated hereby as Series H Stock shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

              8.4 The shares of this Series shall be issuable in whole shares or, if authorized by the Board of Directors, in any fraction of a whole share so authorized or any integral multiple of such fraction.

              8.5 The Corporation shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of this Series, and such record holder shall be deemed the holder of such shares for all purposes.

              8.6 All notice periods referred to in the Certificate shall commence on the date of the mailing of the applicable notice.

              8.7 Certificates for shares of this Series shall bear such legends as the Corporation shall from time to time deem appropriate.

          IN WITNESS WHEREOF, TW INC. has caused this certificate to be signed
this [   ] day of [     ], 1996.


                              TW INC.,


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title: